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                                                                   Exhibit 10.28


                         SPECIFIC RETROCESSION AGREEMENT

                                                           ARTICLE    PAGE

                                                           -------    ----

TERM AND CANCELLATION                                           I       3

CONCURRENCY OF CONDITIONS                                      II       4

PREMIUM AND CEDING COMMISSION                                 III       4

RESERVES AND FUNDING                                           IV       5

SETTLEMENTS AND SALVAGE                                         V       7

OFFSET                                                         VI       7

DELAYS, ERRORS, OR OMISSIONS                                  VII       8

ENTIRE AGREEMENT/AMENDMENTS                                  VIII       8

ACCESS TO RECORDS                                              IX       9

INSOLVENCY                                                      X       9

ARBITRATION                                                    XI      11

SERVICE OF SUIT                                               XII      13

FOLLOW THE FORTUNES                                          XIII      14

INTERMEDIARY                                                  XIV      14

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                         SPECIFIC RETROCESSION AGREEMENT
                  (hereinafter referred to as the "Agreement")

                                     between

                    TRENWICK AMERICA REINSURANCE CORPORATION
                            a CONNECTICUT corporation

                 (hereinafter referred to as the "Retrocedent")

                                       and

                    INTERNATIONAL SURETY AND CASUALTY COMPANY
                               a TEXAS corporation

               (hereinafter referred to as the "Retrocessionaire")

                                 as respects the

                100% QUOTA SHARE REINSURANCE AGREEMENT AR 11148
             (hereinafter referred to as the "Original Agreement")

                             Effective July 1, 1998
                          issued by the Retrocedent to

                 STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY
              (hereinafter referred to as the "Original Reinsured")

         By this Agreement the Retrocedent agrees to retrocede to the Retrocessionaire, and the Retrocessionaire agrees to accept retrocession from the Retrocedent a 37% share of the Retrocedent's 27% share in the Original Agreement a copy of which is attached hereto and made a part of this Agreement.

        This Agreement and any modification or endorsement hereto shall be governed and interpreted in accordance with the laws of the State of New York, U.S.A. Nothing hereinafter shall in any manner create any obligations or establish any rights against Retrocessionaire in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

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                                    ARTICLE I

TERM AND CANCELLATION

         This Agreement will apply to all business subject to the Original Agreement effective July 1, 1998.

         This Agreement may be canceled (or the Retrocessionaire's participation may be reduced) any June 30th by either party giving at least 120 days prior notice by certified or registered mail to the other party. During any such period of notice the Retrocessionaire will remain bound by the terms of this Agreement.

         In the event this Agreement is canceled (or the Retrocessionaire's participation is reduced) in accordance with the aforementioned procedure, the Retrocessionaire will remain liable for all losses under policies in force until their expiration or renewal dates.

         In the event the Original Reinsured's policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Original Reinsured and the Retrocedent are bound to continue coverage by such regulations and statutes of said jurisdiction or by a judicial decision, the Retrocessionaire will remain liable on any such policies in force at cancellation date of this Agreement (and will receive the premium therefor) until the date each expires or until the first renewal date when the Original Reinsured can lawfully nonrenew said policies, whichever occurs first.

         Alternatively, the Retrocedent may elect to cancel (or reduce) the Retrocessionaire's liability on a cut-off basis as of the date of cancellation, and the Retrocessionaire will not be liable for any losses occurring (or the percentage thereof

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equal to the amount of participation reduction) on or after the cancellation date and will return immediately to the Retrocedent the unearned premium less ceding commission as of that date, computed on a monthly pro rata basis.

         Notwithstanding the foregoing, in the event the Original Agreement attached hereto is cancelled for whatever reason, this Agreement will be cancelled concurrently with the cancellation of said Original Agreement.

         Notwithstanding the cancellation of this Agreement as hereinabove provided, its provisions will continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

                                   ARTICLE II

CONCURRENCY OF CONDITIONS

                  This Agreement will follow in all respects the terms and conditions of the Original Agreement (including letters of understanding and/or addenda attached thereto when accepted by the Retrocedent), provided the terms and conditions of the Original Agreement are not inconsistent with the terms and conditions of this Agreement. The Retrocedent agrees to transmit to the Retrocessionaire all notices and information pertaining to the subject matter of this Agreement as promptly as possible after receipt thereof by the Retrocedent.

                                   ARTICLE III

PREMIUM AND CEDING COMMISSION

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         As premium for the reinsurance provided hereunder, the Retrocedent will retrocede to the Retrocessionaire its proportional share of the net earned premium ceded to the Retrocedent in respect of the Original Agreement, less the ceding commission set forth below.

         The Retrocessionaire will allow the Retrocedent a ceding commission in accordance with Article IX of the Original Agreement plus brokerage paid to the Intermediary of 1.5% of the gross ceded earned premium under the Original Agreement.

                                   ARTICLE IV

RESERVES AND FUNDING

         As regards business coming within the scope of this Agreement, the Retrocedent agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including loss and loss expense paid by the Retrocedent but not recovered from the Retrocessionaire, and loss and loss expense reported and outstanding but not including any amount relating to reserves in respect of incurred but not reported losses) and/or unearned premium, which it is required by law to set up (hereinafter referred to as "Retrocessionaire's Obligations"), it will forward to the Retrocessionaire a statement showing the proportion of such reserves applicable to it. The unearned premium held by the Retrocedent on behalf of the Retrocessionaire will be deposited into a Trust Account at Texas State Bank, McAllen, Texas by the Intermediary. This Trust Account will be established in accordance with the terms of the Trust Agreement, a copy of which is attached hereto and made a part of this Agreement. The interest earned on funds

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deposited in the Trust Account will be shared equally between the Retrocedent and the Retrocessionaire and will be remitted quarterly with the corresponding monthly account under the Original Agreement.

         Notwithstanding any other provisions of this Agreement, the Retrocedent or its court-appointed successor in interest may draw upon the Trust Account at any time without diminution because of the insolvency of the Retrocedent or of the Retrocessionaire for one or more of the following purposes only:

         A. To pay or reimburse the Retrocedent for the Retrocessionaire's Obligations under this Agreement which have not otherwise been paid by the Retrocessionaire;

         B. To make payment to the Retrocessionaire of any amounts held in the Trust Account that exceed one hundred two percent (102%) of the actual amount required to fund the Retrocessionaire's Obligations; or

         C. Where the Retrocedent has received notification of termination of the Trust Account and where any of the Retrocessionaire's entire Obligations remain unliquidated and discharged ten (10) days prior to such termination date, to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Retrocedent, in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in (a) and (b) above as may remain executory after such withdrawal and for any period after such termination date.

         At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Retrocedent will prepare and forward to the Retrocessionaire a statement to reflect the Retrocessionaire's share of reserves for losses and/or unearned premium. If the statement shows that the Retrocessionaire's share of such reserves exceeds the balance available in the Trust Account as of the statement date, then the Retrocessionaire will, within 30 days after receipt of notice of such excess, deposit with

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the Trustee under the Trust Agreement assets having a value on the date of deposit equal to such excess. If, however, the statement shows that the Retrocessionaire's share of such reserves is less than the balance available in the Trust Account as of the statement date,

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then the Retrocedent will, within 30 days after receipt of written request from the Retrocessionaire, make a withdrawal from the Trust Account in the amount of such excess and remit the same to the Retrocessionaire.

                                    ARTICLE V

SETTLEMENTS AND SALVAGE

         The Retrocedent will have the right to settle all claims under the Original Agreement. The Retrocessionaire will be liable for its proportional share of loss and loss expense that the Retrocedent pays or allows under the Original Agreement, including loss expense directly incurred by the Retrocedent, if any. The Retrocessionaire agrees that settlements hereunder will take place at the same time as under the Original Agreement. All settlements, provided they are within the terms of this Agreement, will be unconditionally binding on the Retrocessionaire in proportion to its participation in this Agreement.

         The Retrocessionaire will receive its proportional share of all salvage recovered and/or recoveries made by the Retrocedent in respect of losses subject to this Agreement.

                                   ARTICLE VI

OFFSET

         The Retrocedent and the Retrocessionaire will each be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement or under any other reinsurance or retrocession agreement

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heretofore or hereafter entered into by and between them through the reinsurance intermediary designated in ARTICLE XIV of this Agreement. In the event of the insolvency of a party hereto, however, offset shall only be allowed in accordance with the provisions of Section 7427 of the Insurance Laws of the State of New York.

                                   ARTICLE VII

DELAYS, ERRORS, OR OMISSIONS

         The Retrocedent will not be prejudiced in any way by any delay or by any omission, through error, accident, or oversight, to cede to the Retrocessionaire any reinsurance correctly falling to its share under the terms of this Agreement. Neither will the Retrocedent be prejudiced by erroneous cancellation (either partial or total) of any cession, by omission to report or erroneously reporting any losses, or by any other error or omission. Further, delays, errors, or omissions inadvertently made will not invalidate the liability of the Retrocessionaire. Any such error or omission, however, will be corrected immediately upon discovery.

                                  ARTICLE VIII

ENTIRE AGREEMENT/AMENDMENTS

         This Agreement constitutes the entire agreement between the parties. This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Retrocedent and the Retrocessionaires either by addenda hereto or by an exchange of letters; such addenda or letters will then constitute a part of this Agreement.

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                                   ARTICLE IX

ACCESS TO RECORDS

         Provided the Retrocedent has received prior notice, the Retrocessionaire or its designated representatives will have the right to inspect, at any reasonable time, all records of the Retrocedent that pertain in any way to this Agreement.

                                    ARTICLE X

INSOLVENCY

         In the event of the Retrocedent's insolvency, the reinsurance afforded by this Agreement will be payable by the Retrocessionaire on the basis of the Retrocedent's liability under the Original Agreement without diminution because of the Retrocedent's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Retrocessionaire to offset against such funds due hereunder, any sums that may be payable to them by said insolvent Retrocedent in accordance with the Offset Article. The reinsurance will be payable by the Retrocessionaire directly to the Retrocedent, or to its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Retrocedent's insolvency or (b) where the Retrocessionaire, with the consent of the direct insured or insureds, has assumed such policy obligations of the Retrocedent as direct obligations of itself to the payees under such policies in substitution for the Retrocedent's obligation to

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such payees. Then, and in that event only, the Retrocedent, with the prior approval of the liquidator, receiver, conservator, or statutory successor is entirely released from its obligation and the Retrocessionaire will pay any loss directly to payees under such policies.

         The Retrocedent's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Retrocedent under the Original Agreement within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Retrocessionaire may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Retrocedent, or to its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Retrocessionaire will be chargeable against the Retrocedent, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Retrocedent solely as a result of the defense undertaken by the Retrocessionaire.

         In the event of insolvency, bankruptcy, receivership, rehabilitation or liquidation of the Retrocessionaire, the Retrocedent may immediately take possession of all of the assets held in the Trust Account maintained in connection herewith, and may retain all or any portion of any amount then due or which may become due to the Retrocessionaire under this Agreement. Such amounts shall be used for the purpose of paying any and all liability of the Retrocessionaire hereunder until all such liabilities have been discharged, at which time the Retrocedent shall pay to the Retrocessionaire, its conservator,

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liquidator, receiver or statutory successor the balance of such amounts withheld as may remain, provided no
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default of the Retrocessionaire has occurred hereunder, in which case the
Retrocessionaire, its conservator, liquidator, receiver or statutory successor forfeits any amounts which may remain.


                                   ARTICLE XI

ARBITRATION

         In the event of any arbitration between the Retrocedent and the Original Reinsured under the terms of the Original Agreement attached hereto, the Retrocessionaire agrees to abide by the results of such arbitration or any settlement arising therefrom.

         As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, will be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

         One arbitrator will be chosen by each party and the two arbitrators will, before instituting the hearing, choose an impartial third arbitrator who will preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

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         If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, they will request the American Arbitration Association to appoint a third arbitrator with the qualifications set forth below in this Article.

         All arbitrators will be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

         Within 30 days after notice of appointment of all arbitrators, the panel will meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

         The panel will be relieved of all judicial formality and will not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration will take place in Stamford, Connecticut, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. The decision of any two arbitrators when rendered in writing will be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

         To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel will make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible, but within 60 days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

         Each party will bear the expense of its own arbitrator and will jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration will be allocated by the panel. The panel may, at its discretion, award such


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further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                   ARTICLE XII

SERVICE OF SUIT

         In the event the Retrocessionaire hereon fails to pay any amount or perform any obligation claimed due hereunder, such Retrocessionaire, at the request of the Retrocedent, will submit to the jurisdiction of a court of competent jurisdiction within the United States and will comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Retrocessionaire's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829. In any suit instituted against it upon this Agreement, the Retrocessionaire will abide by the final decision of such court or of any appellate court in the event of an appeal.

         The above named are authorized and directed to accept service of process on behalf of the Retrocessionaire in any such suit and/or upon the request of the Retrocedent to give a written undertaking to the Retrocedent that they will enter a general appearance upon the Retrocessionaire's behalf in the event such a suit is instituted.

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         Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Retrocessionaire hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office) as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Retrocedent or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XIII

FOLLOW THE FORTUNES

         The liability of the Retrocessionaire will commence as of the effective date of this Agreement and, unless otherwise specifically provided herein, will follow in all respects the terms and conditions of the Original Agreement and any amendments thereto. The Retrocessionaire agrees that it is the true intent of this Agreement that the Retrocessionaire will, in every case to which this Agreement applies, follow the fortunes of the Retrocedent.

                                   ARTICLE XIV

INTERMEDIARY

         Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary


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negotiating this Agreement for all business hereunder. All communications
(including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Retrocedent or the Retrocessionaire through the Intermediary. Payments by the Retrocedent to the Intermediary will be deemed payment to the


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Retrocessionaire. Payments by the Retrocessionaire to the Intermediary will be deemed payment to the Retrocedent only to the extent that such payments are actually received by the Retrocedent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

Signed at STAMFORD, CONNECTICUT

                    TRENWICK AMERICA REINSURANCE CORPORATION

Signature:   ___________________________  Title:     ________________________

Attest:      ___________________________  Date:      ________________________


Signed at DALLAS, TEXAS

                    INTERNATIONAL SURETY AND CASUALTY COMPANY

Signature:   ___________________________  Title:     ________________________

Attest:      ___________________________  Date:      ________________________


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